UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 4, 2005
MIKOHN GAMING CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
920 Pilot Road
Las Vegas, Nevada 89119
(Address of Principal Executive Offices)
(702) 896-3890
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 7.01. Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT1.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement.
On November 4, 2005, Mikohn Gaming Corporation, a Nevada corporation, d/b/a Progressive Gaming International Corporation (the “Company”), entered into an Underwriting Agreement with CIBC World Markets Corp., as representative of the underwriters named on Schedule I thereto (the “Underwriters”), and the selling stockholders named in Schedule II thereto (the “Underwriting Agreement”) relating to the sale to the Underwriters of a maximum of 8,297,629 shares (the “Offering Shares”) of the Company’s common stock, par value $0.10 per share, assuming the exercise of an over-allotment option granted to the Underwriters, at a per share purchase price of $9.25. The Underwriters exercised the over-allotment option in full and the offering closed on November 9, 2005.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.
Item 7.01. Other Events
The Company issued press releases on November 4, 2005 and November 9, 2005. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
1.1	Underwriting Agreement, dated November 4, 2005, by and among the Company, CIBC World Markets Corp., as representative of the underwriters named on Schedule I thereto, and the selling stockholders named in Schedule II thereto.

99.1	Press Release of the Company, dated November 4, 2005.

99.2	Press Release of the Company, dated November 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mikohn Gaming Corporation
	By:	/s/ Michael A. Sicuro
Date: November 9, 2005		Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS
1.1	Underwriting Agreement, dated November 4, 2005, by and among the Company, CIBC World Markets Corp., as representative of the underwriters named on Schedule I thereto, and the selling stockholders named in Schedule II thereto.

99.1	Press Release of the Company, dated November 4, 2005.

99.2	Press Release of the Company, dated November 9, 2005.